UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 3, 2015
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2015, the Board of Directors of National Interstate Corporation (the “Company”) expanded the number of directors in Class II from four to five members and appointed Mr. I. John Cholnoky as a Class II director to fill the associated vacancy effective immediately. The Company’s press release announcing this expansion and Mr. Cholnoky’s appointment is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K. Mr. Cholnoky is an independent director and will be entitled to receive the same compensation from the Company as other independent directors of the Company, as described in the Company’s proxy statement. He does not have any related party transactions with the Company and was not appointed pursuant to an arrangement or understanding with another person. Mr. Cholnoky has not been appointed to serve on any committees.
Mr. Cholnoky, age 57, served as President of General Reinsurance Corporation ("General Reinsurance") from 2008 until his retirement in March 2014. General Reinsurance, a holding company for global reinsurance and related operations, is one of the largest reinsurers worldwide. Mr. Cholnoky joined General Reinsurance in 1981 and served in various marketing, underwriting, and management roles. The Company believes that Mr. Cholnoky’s extensive experience in the insurance industry provides him with the skills and expertise necessary to be an effective member of the Company's Board.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of National Interstate Corporation dated March 3, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Vice President, General Counsel and Secretary
Date: March 3, 2015